13D

CUSIP NO. 861642304	Page 17 of 17

EXHIBIT 1

RULE 13d-1(k) AGREEMENT

The undersigned agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the common stock of Stone Energy Corporation at December 19, 2016.

/s/ Raymond T. Hyer
Raymond T. Hyer

/s/ Kathleen A. Hyer
Kathleen A. Hyer

/s/ Tara Hyer Tira
Tara Hyer Tira

GARDNER ASPHALT CORPORATION

By:	/s/ Sean Poole
Sean Poole, Secretary and Treasurer

GARDNER-GIBSON INCORPORATED

By:	/s/ Sean Poole
Sean Poole, Secretary and Treasurer

SUN COATINGS, INC.

By:	/s/ Sean Poole
Sean Poole, Secretary and Treasurer

HYER FAMILY FOUNDATION, INC.

By:	/s/ Raymond T. Hyer
Raymond T. Hyer, President